Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-102808) pertaining to the Hormel Foods Corporation Tax Deferred Investment Plan A of our report dated April 25, 2014, with respect to the financial statements and supplemental schedule of the Hormel Foods Corporation Tax Deferred Investment Plan A included in this Annual Report (Form 11-K) for the year ended October 27, 2013.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
April 25, 2014